FOR IMMEDIATE RELEASE

Media Contact:
Ryan Leverenz
Lew Leverenz Associates
(415) 999-1418
ryan.leverenz@gmail.com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir@naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436.7869
CRAiLAR to be Evaluated by PVH Corp

Victoria, B.C. and Portland, Ore. (April 9, 2012) - Naturally Advanced Technologies Inc. ("NAT" or the "Company") (TSXV: NAT) (OTCBB: NADVF), which produces and markets CRAiLAR(R), a natural fiber made from flax and other bast fibers, announced that it has entered into a short term CRAiLAR Flax fiber development agreement with PVH Corp (NYSE: PVH), one of the largest global apparel companies. The agreement begins this month to support evaluation of processing CRAiLAR Flax fiber in dress and sports shirt lines, including Calvin Klein, Tommy Hilfiger, its branded Van Heusen, IZOD, ARROW and Bass.

"PVH's focus on dress shirts, an apparel category with one of the highest thread counts in the industry, will provide a fantastic opportunity for us to demonstrate the performance range of CRAiLAR Flax fiber," said Ken Barker, Chief Executive Officer, NAT. "We anticipate that previous testing - which showed increased tensile strength, reduced shrinkage, increased dye uptake, and moisture wicking properties that can keep consumers cool - will reveal performance advantages in this category."

Under PVH's corporate environmental policy, it has stated that it is exploring measures to decrease environmental impact with respect to water usage, wastewater treatment, hazardous chemical output and overall progressive environmental stewardship within its supply chain, by seeking vendors aligned with those goals.

"We are excited about the prospect of integrating this new all-natural fiber into our products," said Emanuel Chirico, Chairman and Chief Executive Officer, PVH Corp. "We enter this agreement with the belief that CRAiLAR can move us closer to our goals of progressive environmental standards, including responsible water usage overall, and significant reduction in hazardous chemical waste in water, air and inputs from farmland to finished products."

NAT's proprietary CRAiLAR process produces a soft natural flax-based fiber that can be blended with cotton, wool and other natural fibers at varying levels. Its production and manufacturing typically allows partner brands to significantly reduce water usage, chemical usage at both the agriculture and manufacturing stages, and reduce shrinkage, allowing for more raw materials to be used for more product. Each of these characteristics allow its partners to further demonstrate their commitment to sustainability without sacrificing quality of construction nor consumer experience.

The company today supplies its CRAiLAR Flax to HanesBrands, Georgia-Pacific, and Brilliant Global Knitwear for commercial use, and to Levi Strauss & Co., Cintas, Carhartt, Ashland, Westex, and Target for evaluation and development.

About PVH

PVH Corp., one of the world's largest apparel companies, owns and markets the iconic Calvin Klein and Tommy Hilfiger brands worldwide. It is the world's largest shirt and neckwear company and markets a variety of goods under its own brands, Van Heusen, Calvin Klein, Tommy Hilfiger, IZOD, ARROW, Bass and G.H. Bass & Co., and its licensed brands, including Geoffrey Beene, Kenneth Cole New York, Kenneth Cole Reaction, MICHAEL Michael Kors, Sean John, Chaps, Donald J. Trump Signature Collection, JOE Joseph Abboud, DKNY, Ike Behar and John Varvatos. For more information, please visit pvh.com.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. develops renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers. The Company, through its wholly owned subsidiary, CRAiLAR(R) Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. CRAiLAR technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of NAT's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, NAT's business and operations are subject to the risks set forth in its most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. NAT assumes no obligation to update the forward-looking statements.

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Media Contact:
Ryan Leverenz
Naturally Advanced Technologies
(415) 999-1418
ryan.leverenz(at)naturallyadvanced(dot)com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir(at)naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436-7869
ir(at)naturallyadvanced.com